UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2023

WESCO International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14989	25-1723342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 West Station Square Drive
Suite 700
Pittsburgh, Pennsylvania	15219
(Address of principal executive offices)	(Zip Code)

(412) 454-2200

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of Class	Trading Symbol(s)	Name of Exchange on which registered
Common Stock, par value $.01 per share	WCC	New York Stock Exchange
Depositary Shares, each representing a 1/100th interest in a share of Series A Fixed-Rate Reset Cumulative Perpetual Preferred Stock	WCC PR A	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 25, 2023, WESCO International, Inc. (the “Company”) held its Annual Meeting of Stockholders. A quorum was present at the meeting. The following proposals were submitted by the Board of Directors to a vote of the stockholders and the voting tabulations for each matter are as follows:

Proposal 1 – Election of Nine Director Nominees

The following nine Directors were nominated to serve for a one-year term expiring at the Annual Meeting of Stockholders to be held in 2024 or until their successors are otherwise duly elected and qualified. The nine Directors were elected as Directors of the Company and the final results of the voting on the proposal were as follows:

Nominee	For	Withheld	Broker Non-Votes

John J. Engel	42,735,610	1,305,799	3,248,205

Anne M. Cooney	43,119,136	922,273	3,248,205

Matthew J. Espe	43,180,663	860,746	3,248,205

Bobby J. Griffin	41,897,812	2,143,597	3,248,205

Sundaram Nagarajan	43,816,233	225,176	3,248,205

Steven A. Raymund	42,985,417	1,055,992	3,248,205

James L. Singleton	42,419,790	1,621,619	3,248,205

Easwaran Sundaram	43,101,581	939,828	3,248,205

Laura K. Thompson	43,635,145	406,264	3,248,205

Proposal 2 – Advisory Approval of the Compensation of the Company’s Named Executive Officers

The stockholders approved, on an advisory (non-binding) basis, the compensation of certain executive officers. There were 41,672,123 votes, or approximately 95% of the total number of votes cast, for this proposal with 2,324,526 votes against it. There were 44,760 abstentions and 3,248,205 broker non-votes.

Proposal 3 – Advisory Approval of the Frequency of an Advisory Vote on Executive Compensation

The stockholders approved, on an advisory (non-binding) basis, the holding of an advisory (non-binding) vote on executive compensation on an annual basis, by the votes set forth as follows: One year frequency vote 41,846,125, two year frequency vote 16,481, three year frequency vote 2,169,409. There were 9,394 abstentions and 3,248,205 broker non-votes.

In accordance with the results of this vote, the Board of Directors determined to implement an annual advisory vote on executive compensation, until the next stockholder vote on the frequency of such advisory vote. A stockholder vote on frequency is required to be held at least every six years.

Proposal 4 – Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023

The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023. There were 46,221,515 votes, or approximately 98% of the total number of votes cast, for this proposal with 1,050,110 votes against it. There were 17,989 abstentions and no broker non-votes.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESCO International, Inc.
(Registrant)

May 30, 2023	By:	/s/ David S. Schulz
(Date)		David S. Schulz
Executive Vice President and Chief Financial Officer